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                                                                    EXHIBIT 99.2

(IASIS HEALTHCARE(R) LOGO)





INVESTOR CONTACT:                                    NEWS MEDIA CONTACT:
David R. White                                       Tomi Galin
Chairman and Chief Executive Officer                 Vice-President, Marketing
   or                                                  & Communications
W. Carl Whitmer                                      (615) 467-1255
Chief Financial Officer
(615) 844-2747


           IASIS HEALTHCARE CORPORATION ANNOUNCES COMPLETION OF TENDER
              OFFER FOR ITS 13% SENIOR SUBORDINATED NOTES DUE 2009
                  AND 8-1/2% SENIOR SUBORDINATED NOTES DUE 2009


FRANKLIN, Tennessee (June 22, 2004) -- IASIS Healthcare(R) Corporation ("IASIS") today announced the completion of its previously announced cash tender offer and consent solicitation (the "Offer") for any and all of its $230.0 million aggregate principal amount of 13% Senior Subordinated Notes due 2009 (CUSIP No. 450725AB2 and ISIN US450725AB24) (the "13% Notes") and its $100.0 million aggregate principal amount of 8-1/2% Senior Subordinated Notes due 2009 (CUSIP No. 450725AD8 and ISIN US450725AD89) (the "8-1/2% Notes" and, together with the 13% Notes, the "Notes").

         A total of $226.5 million aggregate principal amount of the outstanding 13% Notes (approximately 98.5%) and $100.0 million aggregate principal amount of the outstanding 8-1/2% Notes (100%) were tendered prior to the expiration date of 9:00 a.m., New York City time, today. IASIS has accepted for purchase, at the expiration date, and paid for, all Notes tendered pursuant to the Offer. On May 19, 2004, IASIS announced the execution of supplemental indentures effecting certain amendments to the indentures governing the Notes. The amendments, which eliminate or modify substantially all of the restrictive covenants in the indentures, became operative upon acceptance of the Notes for purchase.

         Banc of America Securities LLC acted as IASIS's exclusive dealer manager and solicitation agent in connection with the Offer.



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IASIS Announces Completion of Tender Offer
Page 2
June 22, 2004


COMPANY INFORMATION AND FORWARD LOOKING STATEMENTS

         IASIS Healthcare(R) Corporation, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services to meet the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS Healthcare(R) owns or leases 15 acute care hospitals with a total of 2,257 beds in service, and has total annual revenues of approximately $1.2 billion. These hospitals are located in five regions: Salt Lake City, UT; Phoenix, AZ; Las Vegas, NV; Tampa-St. Petersburg, FL; and four cities in Texas, including San Antonio. IASIS Healthcare(R) also owns and operates a behavioral health center in Phoenix and has an ownership interest in three ambulatory surgery centers. In addition, the Company owns and operates a Medicaid managed health plan in Phoenix that serves over 92,000 members. For more information on IASIS Healthcare(R) Corporation, please visit the Company's website at www.iasishealthcare.com.

         This press release contains statements regarding beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Factors that could cause results to differ are described in filings made from time to time by IASIS with the Securities and Exchange Commission. IASIS takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

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